UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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FIRST AVENUE NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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First Avenue Networks, Inc.
7925 Jones Branch Drive
Suite 3300
McLean, VA 22102

Notice of Annual Meeting of Stockholders
June 5, 2006

Notice is hereby given that the Annual Meeting of Stockholders of First Avenue Networks, Inc. (the “Company”) will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, on June 5, 2006 at 11:00 a.m. Eastern Daylight time. The purposes of the annual meeting are to:

1. Elect eight directors.

2. Transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

Only stockholders of record at the close of business on April 7, 2006 are entitled to notice of and to vote at the meeting. To grant a proxy to vote your shares, you must complete and return the enclosed proxy card.

The Board of Directors recommends that you vote for the election of the nominees for director.

By Order of the Board of Directors,

/s/  Thomas A. Scott
Thomas A. Scott
Secretary

McLean, Virginia
April 24, 2006

Please vote your shares promptly.  Whether or not you plan to attend the annual meeting in person, please complete, sign and return the enclosed proxy card. If stockholders do not return proxies in sufficient numbers, we will have to incur the expense of follow-up solicitations.

QUESTIONS AND ANSWERS

The following questions and answers are designed to help you understand the proposals to be presented at the annual meeting and the proxy voting process. These questions and answers only highlight information in this proxy statement. We strongly encourage you to read the full text of this proxy statement.

Q.	What am I being asked to vote on at the annual meeting?

A.	We are asking you to vote on one matter at the annual meeting:

• the election of eight members to the Company’s Board of Directors for a one-year term.

Q.	How does the Board of Directors recommend I vote on these proposals?

A.	The Board of Directors of the Company recommends that you vote FOR:

• the election of eight members to the Company’s Board of Directors for a one-year term.

Q.	Who is entitled to vote at the annual meeting?

A.	You are entitled to vote at the annual meeting if you owned shares on April 7, 2006, the record date for the annual meeting. On April 7, 2006 the Company had 61,863,721 shares of common stock outstanding.

Q.	What do I need to do now?

A.	Indicate on your proxy card how you want to vote and sign, date and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Q.	May I vote in person?

A.	Yes. You may attend the meeting and vote your shares in person rather than signing and mailing your proxy card.

Q.	May I change my vote after I have voted my proxy?

A.	Yes. You may change your vote at any time before your proxy is voted at the annual meeting by following the instructions as detailed in “Voting Your Shares and Changing Your Vote” on page 1. Before your proxy is voted, you may submit a new proxy or you may attend the meeting and vote in person.

Q:	What do I do if my shares are held in “street name” by my broker?

A:	If your shares are held in street name by a broker as your nominee, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or electronically via the Internet, instructions for which will be provided by your broker on your proxy card.

Q:	What happens if I do not instruct my broker how to vote on the proposals or if I mark “abstain” on the proxy card?

A:	If your shares are held in street name by a broker, your broker will not be able to vote your shares without instructions from you. If you mark your proxy “abstain” or do not instruct your broker how to vote, your shares will have no effect on the outcome of the proposals being presented at the annual meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	Who should I call if I have any additional questions?

A:	If you hold your shares directly, please contact Trish Drennan at (703) 725-7625 or tdrennan@firstavenet.com. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

(i)

First Avenue Networks, Inc.
7925 Jones Branch Drive
Suite 3300
McLean, VA 22102

Proxy Statement
For the 2006 Annual Meeting of Stockholders
to be held on June 5, 2006

Time and Place of Meeting

The annual meeting of stockholders of First Avenue Networks, Inc. (the “Company”) will be held on June 5, 2006, at 11:00 a.m. Eastern Daylight time at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 and at any adjournment thereof.

This proxy statement, the enclosed form of proxy and the Company’s Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2005, will be mailed together to the Company’s stockholders on or about May 1, 2006.

Voting Rights and Votes Required

Our stockholders who hold their shares of record as of the close of business on April 7, 2006 are entitled to vote at the annual meeting. Each stockholder has one vote for each share of common stock owned. On April 7, 2006, 61,863,721 shares of our common stock were outstanding and entitled to vote at the annual meeting.

The holders of a majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the meeting. Provided that a quorum is present at the meeting,

•	the nominees for director who receive the greatest number of votes will be elected.

Voting Your Shares and Changing Your Vote

To be voted, your proxy must be completed, signed and returned to us prior to voting at the annual meeting. If you are a registered stockholder (that is, if you hold your stock in your own name), you may also vote by proxy. If you hold your shares in “street name,” the materials sent to you by your broker will tell you if you will be able to vote by telephone or electronically. You may revoke a proxy at any time before it is voted by:

•	delivering to us another properly signed proxy relating to the same shares dated a later date;

•	otherwise delivering a written notice to our secretary, dated a later date, stating that the proxy is revoked; or,

•	attending the annual meeting or any adjournment and voting the shares covered by the proxy in person. Attendance at the annual meeting will not, by itself, revoke your proxy.

At the meeting, we will vote all proxies received in time and not revoked. Unless you instruct us otherwise, we will vote your proxy to elect the nominees for director.

How Proxies Are Counted

Our election inspector will count votes cast by proxy or in person. The election inspector will count shares represented by proxies that reflect abstentions and so-called broker non-votes as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Broker non-votes are shares represented at the meeting held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote, and (b) the broker or nominee does not have the discretionary voting power on a particular matter. Abstentions and broker non-votes will have no effect on the outcome of voting on the election of directors.

Cost of Solicitation

We will bear the cost of soliciting proxies. We will solicit proxies by mail, telephone, facsimile or otherwise, and some of our officers and employees may assist in the solicitation without additional compensation. We will reimburse brokers for their reasonable charges and expenses in forwarding solicitation materials to beneficial owners.

PROPOSAL 1:

ELECTION OF DIRECTORS

Under the terms of our amended and restated by-laws, the Board of Directors consists of at least three members who are elected annually by the stockholders. Our Board of Directors has by resolution set the number of directors at eight.

Unless otherwise instructed, the persons named in the enclosed proxy intend to vote each share of common stock as to which a proxy has been properly executed, returned and not revoked in favor of the election of the eight nominees named below as directors for a one-year term expiring at the 2007 annual meeting of the directors. We expect that each nominee will be able to serve. If any nominee is unable to serve, all proxies may be voted for a substitute nominee designated by our Board of Directors, as determined by the persons named in the enclosed proxy in their discretion. Each nominee has indicated his willingness to continue to serve if elected.

Set forth below is information concerning each of the nominees for membership to our Board of Directors, who constitute all of the incumbent directors:

Nominees as Members of the Board of Directors

Michael K. Gallagher, 46

Michael K. Gallagher has served as our Chief Executive Officer, President and Director since September 2005. From March 2001 to September 2005, Mr. Gallagher served as President of Flarion Technologies Inc., a maker of mobile communications network devices. From January 1999 to January 2001, he served as Senior Vice President for Worldwide Sales and Operations for Nortel Networks’ IP Services business unit (formerly Shasta Networks, which was acquired by Nortel in April 1999). Prior to joining Shasta Networks, Mr. Gallagher served as Senior Vice President, North American Sales for Bay Networks, a computer networking company, from 1990 to 1999. Mr. Gallagher serves on the Board of Directors of Enterasys Networks, Inc., a comprehensive network solutions company.

Dean M. Johnson, 47

Dean M. Johnson has served as a member of our Board of Directors since December 2001. Since October 2005, Mr. Johnson has been the president of Cardinal Point Associates, a strategic and financial consultant to broadband wireless companies. From December 2001 until September 2005, Mr. Johnson served as our president and chief executive officer. He was president of Cardinal Point Associates from February 2001 through December 2001. From November 1999 to February 2001, he was founder and president of MuseumCompany.com, Inc., a specialty retailer of museum-related merchandise.

John Muleta, 41

John Muleta has served as a member of our Board of Directors since June 2005. He has been a partner and co-chair of the Communications Group at Venable LLP since March 2005. Mr. Muleta served as the chief of the Federal Communications Commission’s Wireless Telecommunications Bureau from February 2003 through March 2005. From August 2001 to February 2003, Mr. Muleta was the president and CEO of Source 1 Technologies LLC, a privately held systems integration firm. From January 2001 to August 2001, he was a cofounder of OI Systems Inc., a Washington-based management consulting firm. From January 2000 to January 2001, Mr. Muleta worked for Navisite, Inc. as Executive Vice President for International and Business Development. From January 1998 to January 2000, Mr. Muleta concurrently served as president of PSINet Ventures Inc., president of PSINet’s Global Facilities Division and president of PSINet’s India, Middle East and Africa Division.

Wharton B. Rivers, Jr., 57
Chairman of the Nominating and Corporate Governance Committee
Member of the Compensation Committee

Wharton B. Rivers, Jr. has served as a member of our Board of Directors since November 2000. Since January 2002, Mr. Rivers has been employed by TerreStar Networks Inc, an emerging provider of advanced mobile satellite services in North America, first as president and chief executive officer, and since August 2005 as vice chairman of the company’s board of directors. From November 2000 through September 2001, Mr. Rivers was the chief executive officer of Advanced Radio Telecom Corp. (“ART”). He also served as president and chief operating officer of ART from April 2001 through September 2001. From October 1999 to October 2000, Mr. Rivers was president of Cable & Wireless North America where he was responsible for directing all business functions for telecommunications services, North American profit and loss activities and revenues in excess of $1 billion. From January 1997 to October 1999, he was president of network services for Ameritech Corporation where he managed all activities supporting Ameritech’s local service network, including design, engineering, construction and operations with capital and operating budgets in excess of $4 billion.

Richard L. Shorten, Jr., 38
Member of the Audit and Nominating and Corporate Governance Committees

Richard L. Shorten, Jr. has served as a member of our Board of Directors since December 2001. Since August 2001, Mr. Shorten has been a partner in Silvermine Capital Resources, an advisory and merchant banking firm specializing in the communications, information technology, transportation and energy sectors. Previously, Mr. Shorten served in a variety of senior operating and corporate development capacities in the communications sector, including as the Executive Vice President and a director of Graphnet, Inc., a multinational data messaging solution provider from May 2000 to August 2001; as Senior Vice President of Data Services for Viatel, Inc., a global communications company that owns and operates one of the world’s largest European and transatlantic fiber optic networks from December 1999 to March 2000; and as Senior Vice President of Destia Communications, Inc., a multinational provider of communications services from December 1997 until its acquisition by Viatel in March 2000. Prior to Destia, Mr. Shorten was a senior corporate attorney at the New York law firm of Cravath, Swaine and Moore where his practice focused in areas of corporate finance, mergers and acquisitions and general corporate representation. Mr. Shorten serves as a member of the board of directors of AboveNet Corporation (formerly Metromedia Fibernet) and Infinia Corporation.

Neil Subin, 41
Chairman of the Board of Directors and the Compensation Committee
Member of the Audit and the Nominating and Corporate Governance Committees

Neil Subin has served as a member of our Board of Directors since December 2001. Since its formation in 1991, Mr. Subin has served as managing director and president of Trendex Capital Management. Trendex is a private investment fund focusing primarily on financially distressed companies.

Matthew Teplitz, 46
Chairman of the Audit Committee

Matthew Teplitz has served as a member of our Board of Directors since December 2001. Since 1995, Mr. Teplitz has worked as an equity analyst, focusing on telecom, technology and heath care with Quaker Capital Management Corp., an investment advisory firm based in Pittsburgh, Pennsylvania.

R. Ted Weschler, 44
Member of the Compensation Committee

R. Ted Weschler has served as a member of our Board of Directors since December 2001. Since January 2000, Mr. Weschler has been the managing partner of Peninsula Capital Advisors, LLC, a private investment management firm in Charlottesville, Virginia of which he was the founder. From 1989 until December 1999, Mr. Weschler served as an executive officer and founder of Quad-C, Inc., a Virginia-based investment firm that primarily engages in the acquisition of businesses in partnership with company management. Mr. Weschler is currently a member of the board of directors of WSFS Financial Corporation, a publicly-traded thrift holding company based in Wilmington, Delaware, and Wilsons The Leather Experts Inc., a publicly-traded specialty retailer of leather outerwear, apparel and accessories based in Minneapolis, Minnesota.

Recommendation:

Our Board of Directors recommends a vote “FOR” the election of each nominee.

BOARD OF DIRECTORS AND COMMITTEES

The Company’s directors are elected at the annual meeting of stockholders and hold office (subject to the By-laws) until the next annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees named above, except Mr. Gallagher, was elected as a director of the Company at the annual meeting of stockholders held on June 6, 2005. Mr. Gallagher was elected as a director of the Company by the Board on September 11, 2005. The Board of Directors has determined that each of Messrs. Muleta, Rivers, Shorten, Subin, Teplitz and Weschler is independent within the meaning of Rule 4200 of NASDAQ’s current listing standards. During the year ended December 31, 2005, our Board of Directors held seven meetings. During 2005, each director attended at least 75% of the meetings of the board and at least 75% of the meetings of each committee on which he served. All members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meetings of stockholders. At the Company’s 2005 Annual Meeting of Stockholders, all of the directors then in office were in attendance.

Our Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee engages the independent accountants to audit our financial statements and perform services related to the audit. The Audit Committee also reviews the scope and results of the audit with the accountants, reviews our quarterly and year end operating results with management and the accountants, and considers the adequacy of internal accounting procedures and controls. Members of the Audit Committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. In 2005, Messrs. Teplitz, Shorten and Subin served on our Audit Committee. None of the members of the Audit Committee possesses the attributes of an audit committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. The Board of Directors believes that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee given the current financial position of the Company. The Audit Committee held five meetings in 2005. The Audit Committee has adopted a written charter governing the Committee’s responsibilities. A copy of this charter is available on the Company’s website at www.firstavenet.com.

The Compensation Committee has responsibility for reviewing and administering our program with respect to the compensation of our officers, employees and consultants, and it reviews transactions with our officers, directors and affiliates. The Compensation Committee also reviews, interprets and administers our stock option plan, prescribes rules and regulations relating to the plan and determines the stock options and other equity incentives that we grant to our employees. As a policy, the Compensation Committee directs us to pay our officers, directors and affiliates for services rendered outside the scope of their ordinary respective obligations in accordance with industry standards for such services. Such services may include introducing major transactions or providing legal services. In 2005, Messrs. Subin, Rivers and Weschler served on our Compensation Committee. The Compensation Committee held two meetings in 2005.

The Nominating and Corporate Governance Committee has responsibility for (i) recommending corporate governance guidelines and policies; (ii) assisting the Board by identifying individuals qualified to become Board members; (iii) recommending the director nominees for the next annual meeting of stockholders; (iv) leading the Board in its annual performance review; and, (v) recommending Board committee members. The Committee also considers nominees recommended by stockholders in accordance with Board policy. Members of the Nominating and Corporate Governance Committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. In 2005, Messrs. Rivers, Shorten and Subin served on our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 2005. The Nominating and Corporate Governance Committee has adopted a written charter governing the Committee’s responsibilities. A copy of this charter is available on the Company’s website at www.firstavenet.com.

Director Nominating Process

The Nominating and Corporate Governance Committee of the Board of Directors of the Company carries out the nominating process for the Company, including identifying and evaluating individuals qualified to become members of the Board and recommending nominees for the annual meeting of stockholders. The Company does not currently pay fees to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors. The Nominating and Corporate Governance Committee considers such factors as it deems appropriate to assist in developing a Board of Directors and committees that are diverse in nature and comprised of experienced and seasoned advisors, including, a candidate’s qualification as independent, a candidate’s depth of experience and availability, the balance of the business interest and experience of the incumbent or nominated directors, diversity (including factors such as race, gender or experience), and the need for required expertise on the Board of Directors or one of its committees. The Nominating and Corporate Governance Committee annually assesses the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance Committee will then initiate a search, working with staff support and seeking input from other directors and senior management. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board of Directors will then be identified. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, the Nominating and Corporate Governance Committee and the CEO will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the whole Board of Directors for final evaluation. Additionally, the Nominating and Corporate Governance Committee will consider for nomination to the Board of Directors persons recommended by stockholders or groups of stockholders that, individually or as a group, have beneficially owned at least 5% of the Company’s outstanding shares of common stock for at least one year (“Nominating Stockholder”) prior to the date the Nominating Stockholder submits such candidate for nomination as a director. A Nominating Stockholder or group of Nominating Stockholders may submit only one candidate to the Nominating and Corporate Governance Committee for consideration. There is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

To be considered in the Nominating and Corporate Governance Committee’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by a date not later than the

120th calendar day before the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. Recommendations should identify as to the stockholder giving notice and for each person the stockholder proposes to recommend as a nominee to the Board (1) the name, address and number shares of common stock beneficially owned by the Nominating Stockholder; (2) a representation that the Nominating Stockholder meets the ownership requirements and will continue to meet them through the annual meeting date; (3) a description of all relationships, arrangements or understandings (written or oral) between or among the Nominating Stockholder and the candidate; (4) all information regarding the candidate that the Company would be required to disclose in a proxy statement; (5) confirmation that the candidate is independent; (6) consent of the candidate to be named as a nominee and to serve as a Director if nominated and elected; (7) consent of the Nominating Stockholder to be named as the source of the nomination; and (8) a representation that if elected the candidate will (i) represent all stockholders in accordance with applicable laws and the Company’s certificate of incorporation, bylaws and other policies, (ii) comply with all rules, policies or requirements generally applicable to non-employee directors, and (iii) upon request, complete and sign a customary Directors and Officers Questionnaire.

Director Compensation

Non-employee directors are eligible to participate in the Company’s stock option plan. Each non-employee director is eligible to receive annual compensation of $50,000 for serving as a Director or $57,500 for serving as chairman of the Board of Directors. Each non-employee director is also eligible for a grant under the option plan of options to purchase common stock. Annually, we pay Messrs. Muleta and Rivers $50,000 for serving as a director and Mr. Shorten $57,500 for serving as Chairman of the Board of Directors. Beginning in September 2005, we pay Mr. Johnson $50,000 annually for serving as a director. During 2005, we granted each of Messrs. Muleta, Rivers and Shorten options to purchase 60,000 shares of common stock at an exercise price of $8.70 per share. These shares vest over three years and are exercisable for a ten-year term. These options provide for full vesting upon a change in control. Messrs. Subin, Teplitz and Weschler have declined annual compensation and a stock option grant.

We reimburse the members of our Board of Directors for reasonable expenses incurred in attending meetings of the Board of Directors or any board committee.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Board of Directors c/o the Corporate Secretary of the Company at 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Corporate Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of Messrs. Teplitz (Chairman), Shorten and Subin, each of whom is an “independent director” as defined by the National Association of Securities Dealers, Inc.’s current listing standards. No member of the committee receives any consulting, advisory, or other compensatory fees from the Company other than board fees. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of this charter is available on the Company’s web site at www.firstavenet.com.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent accountants, KBA Group, LLP (“KBA”), were responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, or to certify that the auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee members in business, financial, and accounting matters.

The Audit Committee is responsible for assisting board oversight of the integrity of the financial statements, compliance with legal and regulatory requirements, and the independent auditor’s qualifications and independence. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) and the independent auditors report directly to this committee.

The Audit Committee has the authority to hire independent counsel and other advisors to carry out the committee’s duties, and the Company is required to provide appropriate funding, as the Audit Committee determines, to compensate the independent auditors and any advisors retained. The Audit Committee also discusses with management and the auditors annual and quarterly financial statements and other matters brought to its attention that may have significant financial impact or are otherwise the subject of significant attention by management and the auditors.

To carryout its responsibilities, the Audit Committee has:

•	Reviewed and discussed with management and KBA the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005;

•	Discussed with KBA the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended;

•	Received the written disclosures and the letter from KBA required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”; and,

•	Discussed with KBA their independence.

Based upon the Audit Committee’s discussions with management and KBA, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

Submitted by:

Audit Committee

Matthew Teplitz, Chairman
Richard L. Shorten, Jr.
Neil Subin

COMPENSATION AND RELATED MATTERS

Compensation Committee Report

Overview and Philosophy  The Compensation Committee administers the Company’s executive compensation program. The Committee’s responsibilities include reviewing and making recommendations to the Board of Directors regarding compensation of the Company’s executive officers (the “Named Executive Officers”) listed in the “Summary Compensation Table” included elsewhere in this Proxy Statement. The Committee’s duties include approving base salaries and setting incentive compensation targets and discretionary bonus amounts. The Compensation Committee also administers the Company’s stock option plan and the Company’s compliance with Rule 16b-3 of the Exchange Act. The Compensation Committee operates under a written charter approved by the Board of Directors. A copy of this charter is available on the Company’s web site at www.firstavenet.com.

The Compensation Committee believes that compensation to the Company’s executive officers should be designed to encourage and reward management’s efforts to preserve and develop the Company’s broadband wireless assets and to maximize stockholder value. Compensation criteria are evaluated annually to ensure that they are appropriate and consistent with the Company’s business and strategic objectives. The Company’s compensation policies and programs are intended to:

•	ensure competitive levels of compensation to allow the Company to attract and retain highly qualified executive talent, and motivate those executives to successfully lead the Company in a competitive industry in a challenging environment;

•	align executive compensation with sustainable increases in and the preservation of stockholder value; and,

•	provide a compensation package that is contingent upon and recognizes individual performance as well as the attainment of business objectives and overall business results.

Compensation Program Elements  The Company’s executive compensation program consists of base salaries, short-term incentive bonuses, a stock option plan and other fringe benefits.

The Compensation Committee does not use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive’s total compensation package, recommendations of the chief executive officer and other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer.

Base Salary — Base salary levels are determined by the Compensation Committee with reference to corporate and individual performance in relation to strategic goals established each year and competitive market trends. The Committee reviews the base salary of each of our Named Executive Officers annually and makes adjustments if determined appropriate. In reviewing base salaries, the Compensation Committee considers a variety of factors, including:

•	each executive’s responsibilities, specific experience and performance;

•	competitive compensation practices at other similarly situated companies; and,

•	the executive’s overall contribution to the business and strategic objectives of the Company.

Short-Term Incentive Bonus — The Board of Directors has approved a discretionary bonus program designed to reward the accomplishment of specific individual performance criteria. All Named Executive Officers are eligible for bonus awards. Individual awards are based on the successful completion of specific individual performance criteria. For each fiscal year the Compensation Committee, based on recommendations of the Chief Executive Officer:

•	determines each participant’s target award amount, expressed as a percentage of base salary; and,

•	establishes individual performance objectives for each Named Executive Officer, which may be objective or subjective.

Total bonuses paid in 2006 for 2005 were $584,440 which was accrued at December 31, 2005.

Stock Option Plan — As a performance incentive and to further align the interests of management and stockholders, the Compensation Committee issues stock options under its Stock Option Plan. In 2005 the Compensation Committee issued to employees options to purchase 2,565,000 shares of common stock at exercise prices ranging from $7.00 to $8.70 per shares. In granting stock options under the plan, the Compensation Committee considered:

•	the total number of shares available for future grants under the plan;

•	each participant’s position and scope of responsibilities; and,

•	the strategic and operational objectives of the Company and the expected future performance of each participant to achieve these objectives.

These options vest in equal proportions in periods ranging from three to four years.

Compensation of the Chief Executive Officer — Mr. Johnson served as our President and Chief Executive Officer from January 1, 2005 through September 6, 2005. During that period, Mr. Johnson earned $250,000 in base salary. He was awarded a bonus of $85,274 upon his separation from the Company. This bonus reflects the Compensation Committee’s assessment of the Company successfully attaining objectives based on Mr. Johnson’s completion of specific individual performance criteria. Factors considered by the Compensation Committee in assessing Mr. Johnson’s contribution included his leadership role in formulating and executing the Company’s business strategy.

Since September 7, 2005, Mr. Gallagher has served as our President and Chief Executive Officer. Mr. Gallagher is paid a base salary of $350,000. In 2005, he was paid a signing bonus of $200,000 upon joining the Company. Additionally, he earned a bonus of $50,000 that was paid after the end of the fiscal year. This bonus reflects the Compensation Committee’s assessment of Mr. Gallagher’s progress toward assembling a strong executive team and building the operations of the company.

Submitted by:

Compensation Committee

Neil Subin, Chairman
Wharton B. Rivers
R. Ted Weschler

Compensation Committee Interlocks and Insider Participation — During fiscal year 2005, no members of the Compensation Committee were considered insiders nor were there any interlocking relationships or relationships with the Company other than as disclosed in the “Certain Transactions” section of this Proxy Statement.

Executive Compensation

The following table sets forth information with respect to compensation for each of the last three completed fiscal years for the Company’s chief executive officer and the other executives who earned in excess of $100,000 during the fiscal year ended December 31, 2005. We refer to these individuals as the “Named Executive Officers.”

Summary Compensation Table

				Long Term Compensation Awards
				Restricted	Securities
	Annual Compensation			Stock	Underlying	All Other
Name and Position	Year	Salary	Bonus	Awards	Options(1)	Compensation

Michael K. Gallagher(2)	2005	$111,364	$250,000	—	1,500,000	—
Director, President and Chief	2004	—	—	—	—	—
Executive Officer	2003	—	—	—	—	—
Dean M. Johnson(3)	2005	$288,580	$85,274	—	—	$83,333	(4)
Director, President and Chief	2004	$195,000	$400,000	—	—	—
Executive Officer	2003	$195,000	$102,500	—	746,182	—
Sandra G. Thomas(5)	2005	$120,000	$60,000	—	60,000	—
Vice President, Chief	2004	$120,000	$120,000	—	—	—
Financial Officer, Secretary	2003	$120,000	$65,000	—	248,727	—
and Treasurer
Joseph M. Sandri, Jr.	2005	$148,683	$383,000	—	100,000	—
Senior Vice President	2004	—	—	—	—	—
	2003	—	—	—	—	—
Louis Olsen	2005	$180,000	$54,000	—	60,000	—
Senior Vice President,	2004	—	—	—	—	—
Engineering	2003	—	—	—	—	—

(1)	There were no stock grants or stock appreciation rights granted during 2004.

(2)	Mr. Gallagher joined the Company as President and CEO on September 7, 2005.

(3)	Mr. Johnson resigned as President and CEO effective September 7, 2005.

(4)	Represents severance paid under Separation, Option Amendment and Consultant Agreement.

(5)	Ms. Thomas resigned as Vice President, CFO, Secretary and Treasurer effective March 15, 2006.

Aggregate Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information for the Named Executive Officers related to the exercise of options during 2005and the number and value of unexercised options held as of the end of 2005. None of the Named Executive Officers holds stock appreciation rights.

			Number of Securities
			Underlying Unexercised	Value of Unexercised in the
			Options at	Money Options at
	Shares Acquired on	Value	December 31, 2005	December 31, 2005
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Michael K. Gallagher	0	0	0/1,500,000	$0/$0
Dean M. Johnson	341,930	$2,219,261	404,252/0	$2,053,600/$0
Sandra G. Thomas	125,000	$954,250	73,982/49,746	$375,829/$252,710
Joseph M. Sandri, Jr.	0	$0	33,333/66,667	$0/$0
Louis Olsen	0	$0	0/60,000	$0/$0

(1)	Based on the closing price of the Company’s common stock on December 31, 2005 as reported on the NASDAQ National Market which was $5.22.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2005.

Number of securities
remaining available
for future issuance
	Number of securities		under equity
	to be issued upon	Weighted-average exercise	compensation plans
	exercise of	price of outstanding	(excluding securities
	outstanding options,	options, warrants and	reflected in
Plan Category	warrants and rights	rights	column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	3,257,683	$5.91	3,646,283
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,257,683	$5.91	3,646,283

Employee Agreements

As of December 31, 2005, the Company had employment agreements with three of the Named Executive Officers.

Gallagher — The Company’s employment agreement (“Gallagher Agreement”) with Mr. Gallagher is dated September 7, 2005. Under the Gallagher Agreement, Mr. Gallagher’s term of employment as President and Chief Executive Officer will expire at the end of an initial one year term, subject to automatic extension for additional one-year terms unless either party provides at least thirty (30) days prior notice of non-extension or the agreement is otherwise terminated. The Gallagher Agreement provides, among other things, that the Company will pay him a base annual salary of $350,000 plus an annual bonus with a target of $150,000.

Pursuant to the Gallagher Agreement, Mr. Gallagher is entitled to certain benefits upon a termination of his employment as President and Chief Executive Officer and is eligible for option acceleration in connection with a Change of Control of the Company (as defined in the Gallagher Agreement). Additionally, Mr. Gallagher has agreed to maintain the confidentiality of Confidential Information (as defined in the Gallagher Agreement), to assign certain rights in Company intellectual property to the Company, and to comply with certain non-compete and non-solicitation restrictions while employed by the Company and for a period of time thereafter. Severance payments are conditioned on Mr. Gallagher executing a general release of claims in favor of the Company.

Thomas — The Company’s employment agreement (“Thomas Agreement”) with Ms. Thomas is dated September 23, 2005. The Thomas Agreement has an initial term of six months and will automatically renew for additional six-month terms unless either party provides at least thirty (30) days prior notice of non-extension or the agreement is otherwise terminated. The Thomas Agreement provides that the Company will pay her a base annual salary of $150,000. Additionally, under the terms of the Thomas Agreement, subject to Ms. Thomas meeting her obligations thereunder in all material respects, upon her termination by the Company without Cause (as defined in the Thomas Agreement) or her resignation for Good Reason (as defined in the Thomas Agreement), Ms. Thomas is entitled to receive severance in the amount of $75,000, and a separation bonus equal to $60,000, pro-rated for a partial year based on the last date of Ms. Thomas’s employment with the Company. Additionally, if Ms. Thomas is terminated without Cause or resigns for Good Reason during the initial six-month term, she will receive an additional $75,000 bonus. In addition, if Ms. Thomas is terminated without Cause by the Company or resigns for Good Reason, (i) her outstanding stock options granted as of the date of the Thomas Agreement shall become immediately vested and exercisable, and (ii) any subsequent options granted to Ms. Thomas shall become immediately vested and exercisable to the extent they would have vested according to their terms within the six-month period following her last date of employment had she remained employed by the Company. Additionally, if Ms. Thomas’s employment is terminated as a result of a Disability (as defined in the Thomas Agreement), those options granted to Ms. Thomas as of the date of the Thomas Agreement that remain unvested as of the time of her termination shall become immediately vested and exercisable. Further, if Ms. Thomas elects to continue her participation and that of her eligible dependents in the Company’s group health and dental plans, the Company will contribute the full premium cost of any such coverage for up to six months. If terminated for Cause by the Company or if Ms. Thomas resigns without Good Reason, she shall not receive any of the aforementioned benefits and shall be entitled only to base salary earned and unpaid through the last date of her employment.

Pursuant to the Thomas Agreement, Ms. Thomas has agreed to (i) comply with the Company’s policies and procedures for protecting confidential information, (ii) not compete with the Company during the term of the Agreement and for a period of one year following her last date of employment (the “Non-Competition Period”), (iii) not solicit employees or consultants of the Company during the Non-Competition Period, (iv) reasonably cooperate with the Company for up to 45 days following her last date of employment with regards to the transition to a new management team, including a new Chief Financial Officer, and (v) during the Non-Competition Period, not disparage the Company or its subsidiaries. The violation by Ms. Thomas of any of the foregoing obligations will release the Company from its obligation to pay her severance and/or medical benefits. The payments to Ms. Thomas of severance, a separation bonus and a transition bonus, if applicable, are also subject to Ms. Thomas signing a general release of claims in favor of the Company.

On March 15, 2006, Ms. Thomas’ resignation for Good Reason under the terms of the Thomas Agreement was effective.

Sandri — The Company’s employment agreement with Mr. Sandri is dated May 12, 2005 (the “Sandri Agreement”). Under the Sandri Agreement, Mr. Sandri will serve as the Company’s Senior Vice President and as President of certain of the Company’s subsidiaries until the earlier of (i) termination of the Sandri Agreement by the Company for Cause as defined in the Sandri Agreement; (ii) termination of the Sandri Agreement by Mr. Sandri; (iii) Mr. Sandri’s death or disability; or, (iv) two years. The Sandri Agreement provides, among other things, that the Company will pay him a base annual salary of $235,000 plus an annual bonus with a target of $117,500.

Additionally, Mr. Sandri has agreed to maintain the confidentiality of Confidential Information (as defined in the Sandri Agreement), to assign certain rights in Company intellectual property to the Company, and to comply with certain non-compete and non-solicitation restrictions while employed by the Company and for a one year period of time thereafter.

CERTAIN TRANSACTIONS

The following information regarding certain transactions with directors, officers and holders, either of record or beneficially, of more than five percent of our common stock does not include information for any period during which such person or entity, as the case may be, was not an officer, director or five percent holder.

In January 2005, the Company completed its acquisition of substantially all of the fixed wireless assets and assumption of certain related liabilities of Teligent, Inc. and its wholly-owned subsidiary, Teligent Services, Inc. (collectively, “Teligent”). The acquisition was made pursuant to an Amended and Restated Asset Purchase Agreement, dated as of January 13, 2005. The assets acquired from Teligent included 24 GHz spectrum licenses, radio equipment and the infrastructure supporting the fixed wireless operations including an operational cellular backhaul network in New York City. In consideration for these assets, First Avenue issued approximately 25.2 million shares of common stock to Teligent and a warrant to purchase up to 2.5 million additional shares of common stock to an individual. On February 25, 2005, Teligent distributed to its stockholders all of the shares of common stock acquired by Teligent (the “Teligent Shares”) as the consideration for First Avenue’s acquisition of substantially all of Teligent’s assets. Aspen Partners and private clients of Aspen Advisors LLC (“Aspen Advisors”) received 10,534,512 Teligent Shares and 6,402,589 Teligent Shares, respectively, as their respective liquidating distributions. Aspen Advisors, which beneficially holds 35.3% of the Company’s common stock, received approximately 16.9 million shares of common stock as a result of transaction. RCG Carpathia, L.P., an affiliate of Ramius Capital Group, LLC received 3.4 million shares of common stock as a result of this transaction. Ramius Capital Group, LLC beneficially holds 8.7% of the Company’s common stock.

A company controlled by Mr. Subin, a member of our Board of Directors, periodically serves as a consultant to Aspen Partners regarding its investments, including its holdings in the Company.

Mr. Muleta is a shareholder in a consulting company which provides business development services to the Company. Under the terms of a consulting agreement between the Company and the consulting firm entered into in April 2005, the Company pays the consulting firm (i) $5,000 plus expenses per month and (ii) 5% of the monthly recurring net revenue received under each customer agreement entered into as a direct result of services provided by the consulting agreement. This agreement expires April 30, 2006. During the year ended December 31, 2005, the Company incurred expenses of $40,000 under this agreement.

See also the description of employment agreements under “Employee Agreements” above.

COMMON STOCK OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s common stock as of March 31, 2006 by (i) the Named Executive Officers, (ii) each of the Company’s directors, (iii) all of the Company’s executive officers and directors as a group and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than five percent of the outstanding common stock. Unless otherwise indicated, the business address of each director and executive officer named below is c/o First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Shares of common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after March 31, 2006 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name	Number	Percent

Aspen Advisors LLC(1)	22,396,359	35.3%
Aspen Partners Series A, a series of Aspen Capital Partners, L.P(2)	15,016,628	23.6%
Peninsula Investment Partners(3)	6,710,550	10.6%
Quaker Capital Management Corp.(4)	4,721,218	7.6%
Ramius Capital Group, LLC(5)	5,378,947	8.7%
Empire Capital Partners, LP(6)	3,174,814	5.1%
Michael K. Gallagher	—	—
Dean M. Johnson(7)	369,176	*
Sandra G. Thomas(8)	152,941	*
Robert E. Beran(9)	33,333	*
Louis R. Olsen(9)	40,000	*
Joseph M. Sandri, Jr.(9)	40,000	*
Michael P. Casey	—	—
Arthur D. Folker	—	—
Thomas A. Scott	—	—
John Muleta	—	—
Wharton B. Rivers, Jr.(10)	53,156	*
Richard L. Shorten, Jr.(11)	47,909	*
Neil Subin	—	—
Matthew Teplitz(12)	4,721,218	7.6%
R. Ted Weschler(13)	6,710,550	10.6%
All executive officers and directors as a group (14 persons)(14)	12,015,342	16.3%

*	Less than 1.0%

(1)	This information is based on a Schedule 13D (Amendment No. 7) filed on May 23, 2005. Of the 22,396,359 shares of common stock beneficially owned by Aspen Advisors (i) 13,344,488 shares are issued and outstanding and held by Aspen Partners, (ii) 7,379,731 shares are issued and outstanding and beneficially owned by private client accounts of Aspen Advisors, and (iii) 1,672,140 shares are issuable upon exercise, within 60 days of March 31, 2006, of warrants held by Aspen Partners and such client accounts. Aspen Advisors, as investment manager for Aspen Partners and its private clients, has discretionary investment authority over the shares of common stock and warrants held by Aspen Partners and the private clients. Nikos Hecht is the managing member of Aspen Capital LLC (“Aspen Capital”) and of Aspen Advisors. Accordingly, Mr. Hecht may be deemed to be the beneficial owner of the shares of common stock and warrants held by Aspen Partners and the private clients of Aspen Advisors. The business address of Aspen Advisors LLC and Aspen Partners is 152 West 57th Street, 46th Floor, New York, NY 10019.

(2)	This information is based on a Schedule 13D (Amendment No. 7) filed on May 23, 2005. Of the 15,016,628 shares of common stock beneficially owned by Aspen Partners, 13,344,488 shares are issued and outstanding and 1,672,140 shares are issuable upon exercise, within 60 days of March 31, 2006, of warrants held by Aspen Partners. As the general partner of Aspen Partners, Aspen Capital may be deemed to share beneficial ownership of all such shares. Aspen Partners and Aspen Capital disclaim any beneficial interest in the shares owned by the accounts managed by Aspen Advisors.

(3)	Includes 1,693,189 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 31, 2005. The business address of Peninsula Capital is 404B East Main Street, Charlottesville, VA 22902.

(4)	Includes 208,333 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 31, 2006. The number of reported shares also includes shares held by certain funds and accounts managed by Quaker Capital Management Corp. The business address of Quaker Capital Management Corp. is 401 Wood Street, Suite 1300, Pittsburgh, PA 15222.

(5)	This information is based solely on the Schedule 13G (Amendment No. 3) filed on February 14, 2006. The 5,378,947 shares of common stock beneficially owned by Ramius Capital Group, LLC includes (i) 4,927,446 shares of common stock and warrants to purchase 208,333 shares of common stock exercisable within 60 days of March 31, 2006 owned by RCG Carpathia Master Fund, Ltd., a Cayman Islands company (“Carpathia”), (ii) 8,000 shares of common stock owned by RCG Crimson, LP, a Delaware limited partnership (“Crimson”) and (iii) 235,168 shares of common stock owned by Ramius Securities, L.L.C., a Delaware limited liability company (“Ramius Securities”). Ramius Securities is a broker dealer affiliated with Ramius Capital. C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), is the managing member of Ramius Capital and in that capacity directs its operations. Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”) and Jeffrey M. Solomon (“Mr. Solomon”) are the managing members of C4S and in that capacity direct its operations. Each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon disclaims beneficial ownership of the shares of common stock owned by Carpathia, Crimson, and Ramius Securities. The business address of Ramius Capital Group, LLC is 666 Third Avenue, 26th Floor, New York, NY 10017.

(6)	This information is based solely on the Schedule 13G (Amendment No. 1) filed on February 14, 2006. The 3,174,814 shares of common stock beneficially owned by Empire Capital Partners, L.P. (“Empire Capital”) consists of (i) 1,304,187 shares of common stock owned by Empire Capital and (ii) 1,870,627 shares of common stock owned by Empire Capital Management, L.L.C. (“Empire Capital Management”). Empire GP, L.L.C. (“Empire GP”) is the general partner of Empire Capital. Scott A. Fine (“Mr. Fine”) and Peter J. Richards (“Mr. Richards”) are members of and direct the operations of Empire GP and Empire Capital Management. Each of Mr. Fine and Mr. Richards disclaims beneficial ownership of the shares of common Stock owned by Empire Capital and Empire Capital Management. The business address of Empire Capital is One Gorham Island, Westport, CT 06880.

(7)	Includes 64,924 shares of common stock and 304,252 shares of common stock issuable upon exercise of options, with exercise prices ranging from $0.14 to $0.52, exercisable within 60 days of March 31, 2006.

(8)	Includes 9,213 shares of common stock and 143,728 shares of common stock issuable upon exercise of options with, exercise prices ranging from $0.14 to $8.70, exercisable within 60 days of March 31, 2006.

(9)	Represents shares of common stock issuable upon exercise of options, with exercise prices ranging from $7.00 to $8.70, exercisable within 60 days of March 31, 2006.

(10)	Includes 33,156 shares of common stock and 20,000 shares of common stock issuable upon exercise of options, with exercise prices ranging from $0.14 to $8.70,exercisable within 60 days of March 31, 2006.

(11)	Represents 47,909 shares of common stock issuable upon exercise of options, with exercise prices ranging from $0.14 to $8.70, exercisable within 60 days of March 31, 2006.

(12)	Includes 4,512,885 shares of common stock and 208,333 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 31, 2006 held by Quaker Capital Management Corp., of which Mr. Teplitz disclaims beneficial ownership. Mr. Teplitz is a partner of Quaker Premier L.P. and Quaker Premier II, L.P., each of which is a general partner of certain funds managed by Quaker Capital Management Corp.

(13)	Includes 5,017,361 shares of common stock and 1,693,189 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 31, 2006 held by Peninsula Investment Partners, of which Mr. Weschler disclaims beneficial ownership. Mr. Weschler is the managing partner of Peninsula Capital Advisors, LLC, the entity that is the investment advisor to Peninsula Investment Partners.

(14)	Includes shares described in note 7 and notes 9 through 13 above but does not include the shares described in note 8 as Ms. Thomas was no longer employed by the Company on March 31, 2006.

PERFORMANCE GRAPH

Set forth below is a graph comparing the total stockholder return of an investment in:

•	First Avenue Networks, Inc. common stock;

•	the NASDAQ Stock Market US Index; and,

•	the NASDAQ Stock Market Telecommunications (Telecom) Stock Index.

The graph illustrates total stockholder return at December 31, 2005 of $100 invested at April 11, 2002 (the date at which the Company’s common stock began trading on the Over the Counter Bulletin Board Market) for First Avenue Networks, Inc. common stock, the NASDAQ Stock Market US Index and the NASDAQ Telecom Index, and assumes reinvestment of all dividends.

Cumulative Total Stockholder Return Compared with Performance of Selected Indexes

	4/11/02	12/31/02	12/31/03	12/31/04	12/31/05

First Avenue Networks, Inc.	$100.00	$23.81	$257.14	$1,333.33	$497.14
Nasdaq US Index	$100.00	$77.41	$116.12	$126.09	$127.83
Nasdaq Telecom Index	$100.00	$70.94	$119.71	$129.28	$119.95

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors and Audit Committee have selected the firm of KBA Group, LLP (“KBA”) to audit our financial statements for the fiscal year ended December 31, 2005 and to report on the results of their audit. A representative of KBA is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Auditor Fees and Services

The following table presents fees for professional services rendered by KBA for the audit of the Company’s annual financial statements and internal control over financial reporting as well as audit-related and tax services for the years ended December 31, 2005 and 2004.

	2005	2004

Audit fees	$100,807	$53,000
Audit-related fees	$45,043	$40,000
Tax fees	$6,600	$22,000
All other fees	—	—

Audit related fees consist principally of reviewing filings with the SEC for registration of the Company’s common stock and reviewing a private placement memorandum and issuance of a comfort letter in connection with an equity offering. Tax fees principally related to federal and state income tax consultation rendered to us and our affiliates and for the completion of our federal and state income tax returns.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence. All of the services described above were pre-approved by the Audit Committee in accordance with our Audit and Non-Audit Services Policy.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent auditors. The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent auditors. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent auditors in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the auditors’ independence. Under the policy, pre-approval is generally provided up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve additional services on a case-by-case basis. For each additional proposed service, our independent auditors are required to provide detailed back-up documentation at the time of approval. Periodically, our Chief Financial Officer will provide the Audit Committee with a report of audit and non-audit services provided and expected to be provided by the independent auditors. During 2004, all services performed by our independent auditors were pre-approved.

STOCKHOLDER PROPOSALS

In order for us to consider stockholder proposals for inclusion in the proxy material for our 2007 annual meeting, we must receive them on or before January 1, 2007. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary at our principal executive offices, First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102.

Stockholders who wish to make a proposal at the 2007 annual meeting, other than one that will be included in our proxy materials, must notify us no later than March 17, 2007. If a stockholder who wishes to present a proposal fails to notify us by March 17, 2007, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that, during the year ended December 31, 2005, its executive officers and directors have complied with all Section 16(a) filing requirements applicable to them, except that each of Messrs. Folker, Scott and Teplitz each filed one Form 4 report with respect to one transaction on an untimely basis.

FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC has been mailed with this proxy statement and is available without charge by writing or telephoning us at the following address:

First Avenue Networks, Inc.
7925 Jones Branch Drive
Suite 3300
McLean, VA 22102
(703) 725-7625
Attention: Investor Relations

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements about us and our industry under the captions “Questions and Answers” and elsewhere in this proxy statement are “forward-looking statements.” These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. When we use the words “estimate,” “project,” “believe,” ”anticipate,” “intend,” “plan,” “expect” and similar expressions in this document and in the incorporated documents, we generally intend to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, including those in the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2004 and other documents filed with the SEC, actual results could differ materially from those expressed or implied by the forward-looking statements. We do not undertake any obligation to publicly update forward-looking statements to reflect new information or future events or otherwise.

OTHER BUSINESS

Our Board of Directors knows of no business to be brought before the annual meeting which is not referred to in the accompanying notice of annual meeting of stockholders. However, should any such matters be presented, the persons named in the enclosed proxy will have discretionary authority to take such action in regard to such matters as in their judgment seems advisable.

First Avenue Networks, Inc.	+

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.
1. The election of eight directors for a term ending in 2007.

	For	Withhold		For	Withhold
01 - Michael K. Gallagher	☐	☐	05 - Richard L. Shorten, Jr.	☐	☐

02 - Dean M. Johnson	☐	☐	06 - Neil Subin	☐	☐

03 - John Muleta	☐	☐	07 - Matthew Teplitz	☐	☐

04 - Wharton B. Rivers, Jr.	☐	☐	08 - R. Ted Weschler	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title. If a corporation, please sign in full corporate name, by president or authorized officer. If a partnership, please sign in partnership name, by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

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0 0 9 3 4 8	1 U P X	C O Y

Proxy - First Avenue Networks, Inc.

7925 Jones Branch Drive
Suite 3300
McLean, VA 22102
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas A. Scott and Alessandra Daigneault, and each of them, each with power to appoint his or her substitute, as proxies to vote and act at the Annual Meeting of Stockholders of First Avenue Networks, Inc. (the “Company”) to be held on June 5, 2006 at 11:00 a.m. Eastern Daylight time at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 or any adjournment thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified on the reverse side, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the annual meeting are hereby revoked.
Unless otherwise specified in the boxes on the reverse side hereof, this proxy will be voted FOR the nominees for director and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the annual meeting or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE